Exhibit 25(b)

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2) ☐

U.S. BANK TRUST NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)
41-1973763
I.R.S. Employer Identification No.

300 Delaware Avenue, 8th Floor Wilmington, DE	19809
(Address of principal executive offices)	(Zip Code)
K. Wendy Kumar
U.S. Bank National Association
100 Wall Street, Suite 600
New York, NY 10005
(212) 951-8561
(Name, address and telephone number of agent for service)
Merck & Co., Inc.
(Issuer with respect to the Securities)

New Jersey	22-1918501
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

126 East Lincoln Avenue Rahway, New Jersey	07065
(Address of Principal Executive Offices)	(Zip Code)
MSD Netherlands Capital B.V.
(Issuer with respect to the Securities)

The Netherlands	98-1788174
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Waarderweg 39 Haarlem	2031 BN
(Address of Principal Executive Offices)	(Zip Code)
Debt Securities
Guarantees
(Title of the Indenture Securities)

FORM T-1
Item 1.GENERAL INFORMATION. Furnish the following information as to the Trustee.
a)Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Washington, D.C.
b)Whether it is authorized to exercise corporate trust powers.
Yes
Item 2.AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None
Items 3-15Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.
Item 16.LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.
1.A copy of the Articles of Association of the Trustee.*
2.A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.
3.A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 2.
4.A copy of the existing bylaws of the Trustee.**
5.A copy of each Indenture referred to in Item 4. Not applicable.
6.The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.
7.Report of Condition of the Trustee as of December 31, 2023 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.
* Incorporated by reference to Exhibit 25.4 to registration statement on form S-3ASR, Registration Number 333-202902 filed on March 20, 2015.
** Incorporated by reference to Exhibit 25.4 to registration statement on form S-3ASR, Registration Number 333-202902 filed on March 20, 2015.

SIGNATURE
Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, State of New York on the 6th day of May, 2024.

By:	/s/ K. Wendy Kumar
K. Wendy Kumar
Vice President

Exhibit 2

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE AND FIDUCIARY POWERS

I, Michael J. Hsu, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank Trust National Association," Wilmington, Delaware (Charter No. 24090), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking and exercise fiduciary powers on the date of this certificate.

IN TESTIMONY WHEREOF, today, December 6, 2023, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Acting Comptroller of the Currency

CURRENCY BUREAU SEAL OF THE Comptroller OF THE CURRENCY TREASURY DEPARTMENT

2024-00267-C

Exhibit 6
CONSENT
In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK TRUST NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.
Dated: May 6, 2024

By:	/s/ K. Wendy Kumar
K. Wendy Kumar
Vice President

Exhibit 7
U.S. Bank Trust National Association
Statement of Financial Condition
As of 12/31/2023
($000’s)

12/31/2023
Assets
Cash and Balances Due From Depository Institutions	$737,222
Securities	0
Federal Funds	0
Loans & Lease Financing Receivables	0
Fixed Assets	0
Intangible Assets	16,022
Other Assets	21,304
Total Assets	$774,548

Liabilities
Deposits	$0
Fed Funds	0
Treasury Demand Notes	0
Trading Liabilities	0
Other Borrowed Money	0
Acceptances	0
Subordinated Notes and Debentures	0
Other Liabilities	14,324
Total Liabilities	$14,324

Equity
Common and Preferred Stock	1,000
Surplus	466,570
Undivided Profits	292,654
Minority Interest in Subsidiaries	0
Total Equity Capital	$760,224

Total Liabilities and Equity Capital	$774,548